Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-165791, 333-159804, 333-144384, 333-143410, 333-129987, 333-120295, 333-112070, 333-100228, 333-86436, 333-65986, 333-51408, 333-45634, 333-89653, on Form S-8 of our report dated March 31, 2014, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of LookSmart, Ltd. for the year ended December 31, 2014.

/s/ Albert Wong & Co. LLP

New York, New York

March 17, 2015